SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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MOBILE MINI, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283
Dear Stockholders:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Mobile Mini, Inc. The meeting will be held on Wednesday, June 28, 2006, at Hilton Garden Inn Phoenix-Airport, 3422 E. Elwood Street (off I-10 at the East University Drive Exit), Phoenix, Arizona 85040. The meeting will begin at 1:00 p.m. local time.
      No admission tickets or other credentials will be required for attendance at the meeting.
      Directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follow.
      Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

Steven G. Bunger
President, Chief Executive Officer and
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Holders of Common Stock of Mobile Mini, Inc.:
      We will hold the 2006 Annual Meeting of Stockholders of Mobile Mini, Inc. at Hilton Garden Inn Phoenix-Airport, 3422 E. Elwood Street (off I-10 at the East University Drive Exit), Phoenix, Arizona 85040, on June 28, 2006, at 1:00 p.m. local time. The meeting is being called by Mobile Mini’s Board of Directors to:

1.	Elect two members of the Board of Directors for three-year terms;

2.	Approve the Mobile Mini, Inc. 2006 Equity Incentive Plan;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

4.	Transact any other business that may properly come before the meeting and any adjournments thereof.
      Only stockholders of record at the close of business on May 2, 2006 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive office at 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.
      We have enclosed our 2005 Annual Report, including financial statements, and the proxy statement with this notice of annual meeting.
      To assure your representation at the meeting, please vote, sign, date and return the enclosed proxy as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy. Your proxy is being solicited by the Board of Directors of Mobile Mini.

Sincerely,

Lawrence Trachtenberg
Secretary
Tempe, Arizona
May 12, 2006

7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
The proxy materials are delivered in connection with the solicitation by the Board of Directors of Mobile Mini, Inc. of proxies to be voted at our 2006 Annual Meeting of Stockholders and at any adjournment or postponement. Information about the meeting is as follows:
Annual Meeting
      The 2006 Annual Meeting of Stockholders will be held on June 28, 2006 at 1:00 p.m. local time at the Hilton Garden Inn Phoenix-Airport, 3422 E. Elwood Street (off I-10 at the East University Drive Exit), Phoenix, Arizona 85040.
Stockholders Entitled to Vote
      The record date for the Annual Meeting is the close of business on May 2, 2006. If you were a stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 35,250,490 shares of common stock outstanding.
Agenda
      1. Elect two members of the Board of Directors for three-year terms;
      2. Approve the Mobile Mini, Inc. 2006 Equity Incentive Plan;
      3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006;
      4. Transact any other business that may properly come before the meeting and any adjournments thereof.
Proxies and Voting Procedures
      You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form. Most stockholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this proxy statement.
      You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting in person at the meeting.
      The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.
      All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as follows:

•	FOR the election of the nominees for Director named in “Proposal 1: Election of Directors;”

•	FOR approval of the Mobile Mini, Inc. 2006 Equity Incentive Plan set forth in “Proposal 2: Approval of 2006 Equity Incentive Plan;” and

•	FOR the ratification of the appointment of the independent registered public accounting firm set forth in “Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm.”
      If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the annual meeting. Generally, brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors and ratification of the independent registered public accounting firm.
      If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not know of any matters other than those described in this proxy statement to be presented at the annual meeting.
Required Vote
      The presence, in person or by proxy, of the holders of a majority of all the votes that could be cast by the holders of all the outstanding shares of common stock is required in order to transact business at the meeting.
      A plurality of the votes duly cast is required for the election of Directors. That is, the two nominees receiving the greatest number of votes will be elected.
      The affirmative vote of a majority of the shares of common stock present or represented at the annual meeting is required to approve the Mobile Mini, Inc. 2006 Equity Incentive Plan and to approve the proposal to ratify the appointment of the independent registered public accounting firm.
      In the election of Directors, you may withhold your vote. Withheld votes will be excluded from the vote and will have no effect on the outcome. You may vote to “abstain” on the other proposals. If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. Broker “non-votes,” if any, will not be counted as votes cast in the election of Directors and will have the effect of votes against the proposal to approve the 2006 Equity Incentive Plan and against the proposal to ratify the appointment of the independent registered public accounting firm.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board Structure. Our Board of Directors has six members, the majority of whom are independent directors. Our Board of Directors is divided into three classes. Directors in each class serve for three-year terms. At each annual meeting, the term of one class expires.
Nominees for Election at this Annual Meeting. The Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Stephen A McConnell and Jeffrey S. Goble for election as directors, each to serve a three-year term ending in 2009 or when the director’s successor is duly elected. Mr. McConnell and Mr. Goble are independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market.
      Stephen A McConnell has served as a director since August 1998. Since 1991, he has been President of Solano Ventures, a private capital investment company holding over 20 investments in a broad range of businesses, primarily in Arizona. From 1998 to 2004, Mr. McConnell served as majority stockholder and Chairman of G-L Industries, L.L.C., a Salt Lake City-based manufacturer of wood glu-lam beams used in the construction industry. From 1991 to 1997, he was Chairman of Mallco Lumber & Building Materials, Inc., a wholesale distributor of lumber and doors. From 1991 to 1995 he was President of Belt Perry Associates, Inc., a property tax consulting firm. He is also a director of Capital Title Group, Inc., Miracor Diagnostics, Inc. and Global Entertainment Corporation. Age 53.
      Jeffrey S. Goble was appointed to the Board of Directors in February 2006. Mr. Goble is President of Medegen MMS, Inc. which develops and manufactures specialty infusion therapy medical devices and provides contract-manufacturing services for medical device and pharmaceutical OEMs. From 2001 to 2003, Mr. Goble was Medegen’s Corporate Vice President of Strategic Business Development. Medegen was founded when Mr. Goble, along with other current Medegen executives, executed a management-led buy-out of certain operations of the Tech Group Inc. in 2001. Before co-founding Medegen as an independent company, Mr. Goble was Vice President-General Manager of the Tech Group’s North American contract manufacturing division. Mr. Goble joined the Tech Group in 1996 as Vice President-General Manager and established its Customer/ Engineering Center. Earlier, Mr. Goble held various marketing and operational management positions in the general merchandise distribution industry. He currently serves on the boards of Vantage Mobility International and the Young President’s Organization (Arizona Chapter) and holds a B.S. Degree in Political Science from Arizona State University. Age 45.
The Board recommends that you vote “FOR” each of these nominees.
Continuing Directors. The terms of Ronald J. Marusiak and Lawrence Trachtenberg end in 2007 and the terms of Steven G. Bunger and Michael L. Watts end in 2008.
      Ronald J. Marusiak has served as a director since February 1996. He has been the Division President of Micro-Tronics, Inc., a precision machining and tool and die company, for more than 20 years. Mr. Marusiak is also a director of Micro-Tronics, Inc. and Y2 Ultrafilter, Inc. Mr. Marusiak received a Masters of Science in Management from LaVerne University in 1979 and graduated from the United States Air Force Academy in 1971. Age 58.
      Lawrence Trachtenberg has served as our Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Treasurer and a director since December 1995. He is responsible for all of our accounting, banking and related financial matters. Mr. Trachtenberg is admitted to practice law in Arizona and New York and is a Certified Public Accountant in New York. Before he joined us, Mr. Trachtenberg served as Vice President and General Counsel at Express America Mortgage Corporation, a mortgage banking company, from February 1994 through September 1995. Before then, he was Vice President and Chief Financial Officer of Pacific International Services Corporation, a car rental and sales company, from 1990 to 1994. Mr. Trachtenberg is also a member of the board of trustees of the Arizona State Retirement System.

Mr. Trachtenberg received his J.D. from Harvard Law School in 1981 and his B.A. in Accounting/ Economics from Queens College of the City University of New York in 1977. Age 49.
      Steven G. Bunger has served as our Chief Executive Officer, President and a director since April 1997, and as our Chairman of the Board since February 2001. Mr. Bunger joined Mobile Mini in 1983 and initially worked in our drafting and design department. He served in a variety of positions including dispatcher, salesperson and advertising coordinator before joining management. He served as sales manager of our Phoenix branch and our operations manager and Vice President of Operations and Marketing before becoming our Executive Vice President and Chief Operating Officer in November 1995. He is also a director of Cavco Industries, Inc., the nation’s twelfth largest manufactured housing company. Mr. Bunger graduated from Arizona State University in 1986 with a B.A. in Business Administration. Age 45.
      Michael L. Watts has served as a director since 2002. Mr. Watts founded Sunstate Equipment Company, LLC, which later became Sunstate Equipment Co., in 1977 where he serves as Chairman and Chief Executive Officer. Sunstate Equipment Co. is the largest independently owned and twelfth largest construction equipment rental company operating in the United States, and currently has 46 locations in eight states. Mr. Watts also served as founder and Chairman of Trench Safety Equipment Company, a specialty equipment rental company, from 1987 until the company was sold in 1998. Age 58.
Corporate Governance and Related Matters
      Corporate governance is the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of six directors, as described above.
      “Independent” Directors. Each of our directors other than Messrs. Bunger and Trachtenberg, qualify as “independent” in accordance with the published listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to Mobile Mini and Mobile Mini’s management.
      “Independence” for Audit Committee Members and Audit Committee Financial Expert. In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Stephen A McConnell is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Stephen A McConnell’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Stephen A McConnell any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.
Board Meetings
      The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board of Directors. In addition, the Corporate Governance Guidelines that have been adopted by the Board of Directors call for regular, executive meetings of the independent directors, chaired by the Lead Independent Director who is responsible for coordinating the activities of the other independent directors and who performs various other duties. The general authority and responsibilities of the Lead Independent Director are established in the Corporate Governance Guidelines, which are posted at our web site (www.mobilemini.com) under the “Corporate Governance” section of the “Investor Relations” page. Michael L. Watts has been elected by our independent directors to serve as the Lead Independent Director.
      In 2005, the Board held 7 meetings. Each Director attended at least 75% of the Board of Director meetings and meetings of committees on which he or she served, during his or her tenure as a director and committee member.
Board Committees and Charters
      Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with Nasdaq standards. Each of the Board’s committees has a written charter approved by the Board. Copies of each charter are posted on Mobile Mini’s web site at www.mobilemini.com under the “Corporate Governance” section of the “Investor Relations” page.
      Audit Committee. Messrs. Marusiak, Watts and McConnell were the members of the Audit Committee during 2005. Upon his appointment as a director on February 22, 2006, Mr. Goble was appointed to the Audit Committee. Pursuant to the Audit Committee charter, the Audit Committee oversees Mobile Mini’s financial reporting process and meets with management and the independent registered public accounting firm to review the results and scope of the audit and the services provided by the independent registered public accounting firm. The Audit Committee met eight times during 2005. The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this proxy statement. As indicated above, the Audit Committee has adopted a written charter, which is reviewed and reassessed on an annual basis. The responsibilities and activities of the Audit Committee are described in greater detail in this written charter.
      Compensation Committee. Messrs. McConnell, Watts and Marusiak were members of the Compensation Committee during 2005. Upon his appointment as a director on February 22, 2006, Mr. Goble was appointed to the Compensation Committee. Pursuant to its charter, the Compensation Committee reviews officer and director compensation and makes recommendations thereon to the Board of Directors. The Compensation Committee also administers our compensation and incentive plans, including our stock option plans and determines, upon review of relevant information from management, the employees to whom options or restricted stock shall be granted. The Compensation Committee met four times during 2005. The Compensation Committee’s report on executive compensation is set forth elsewhere in this proxy statement.
      Nominating and Corporate Governance Committee. Messrs. Watts, Marusiak and McConnell were members of the Nominating and Corporate Governance Committee during 2005. The Committee met three times during 2005. Upon his appointment as a director February 22, 2006, Mr. Goble was appointed to the Nominating and Corporate Governance Committee. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for considering and periodically reporting to the Board of Directors on matters relating to the identification, selection and qualification of candidates nominated to the Board and its committees; reviewing and assessing the effectiveness of the Corporate Governance Guidelines on significant corporate governance issues and recommends to the Board proposed revisions to the Guidelines; overseeing the evaluation of management, the Board and the committees thereof; evaluating and recommending compensation for non-employee directors to the Compensation Committee and the Board; and performs such other functions as the Board may from time to time assign to it. The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board of Directors regarding the size and the composition of the Board. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and qualifications for membership on the Board and should be addressed to:

Mobile Mini, Inc.
7420 South Kyrene Road, Suite 101
Tempe, Arizona 85283
Attn: Corporate Secretary
Director Qualifications and Review of Director Nominees
      The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as age; understanding of and achievements in manufacturing, equipment leasing, technology, finance and marketing; and other knowledge and experience relevant to Mobile Mini’s core businesses. These factors, and any other qualifications considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis that the Nominating and Corporate Governance Committee, and the Board, places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.
Board Attendance at Annual Stockholder Meetings
      The Board of Directors does not have a formal policy requiring directors to attend annual meetings of stockholders. All current directors who were then members of the Board of Directors attended last year’s annual meeting of stockholders.
Communication with the Board of Directors
      Stockholders may communicate with the Board of Directors by writing to us at either 800 Third Avenue, 36 Floor, New York, NY 10022, Attn: Mobile Mini Investor Relations, or at Mobile Mini, Inc., 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283, Attn: Corporate Secretary. Communication received in writing will be distributed to the Chairman of the Board or the appropriate Board committees, depending on the facts and circumstances contained in the communication received. The Corporate Secretary has been instructed not to forward items that are deemed to be of a frivolous nature, unrelated to the duties and responsibilities of the Board or are otherwise inappropriate for the Board’s consideration. In certain instances, the Corporate Secretary may forward such correspondence elsewhere in the Company for review and possible action or response.
Code of Business Conduct and Ethics
      We have a Code of Business Conduct and Ethics (including Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (“Code”) that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code is posted on our Internet web site (www.mobilemini.com) under the “Corporate Governance” section of the “Investor Relations” page.

      We will provide a copy of the Code upon request made by writing to us at Mobile Mini’s address provided elsewhere. We intend to satisfy the disclosure requirement under Item 5.05 of the Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on our web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.
Compensation of Non-Employee Directors
      Non-employee directors receive an annual payment of $20,000 plus $1,000 for each Board meeting personally attended and $500 per committee meeting if the director attended in person. No more than $1,500 may be received for meetings held on any one day. If the non-employee director attends a Board or committee meeting via telephone conference call or otherwise than in person, the non-employee director will receive $250. The Lead Independent Director and the chair of the Audit Committee receive an additional $5,000 annual retainer. Further, the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual retainer of $2,500.
      Non-employee directors also receive an annual grant of options to purchase 7,500 shares of our common stock. The grants are made each August 1, and have an exercise price equal to the closing price per share of our common stock on the date of grant.
      Directors who are also officers do not receive any separate compensation for serving as directors. We may indemnify the directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Mobile Mini. This is required by our Certificate of Incorporation, and we have also signed agreements with our directors, contractually obligating us to provide this indemnification to them.
Audit Committee Report for the Year Ended December 31, 2005
      The Audit Committee reviews Mobile Mini’s financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of four independent directors, operates under a written charter adopted by the Board of Directors, and met eight times in 2005. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
      In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss Mobile Mini’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, and the items required to be discussed by Statement of Auditing Standards 61 and amendments (Communication with Audit Committees) as in effect in the case of annual statements and Statement of Auditing Standards 100 as in effect in the case of the quarterly statements.
      The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of Mobile Mini’s results. The Audit Committee has discussed significant accounting policies applied by Mobile Mini in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that Mobile Mini’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.
      In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Mobile Mini and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to Mobile Mini is compatible with the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Mobile Mini and its management.

      The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of the firm’s examinations, the evaluation of Mobile Mini’s internal controls, the overall quality of Mobile Mini’s financial reporting, and other matters required to be discussed by Statement of Auditing Standards 61.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as Mobile Mini’s independent registered public accounting firm for fiscal year ending December 31, 2006.

The Audit Committee:

Stephen A McConnell (Chair)
Ronald J. Marusiak
Michael L. Watts
Jeffrey S. Goble

PROPOSAL 2:
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN
      The Board of Directors has unanimously approved the 2006 Equity Incentive Plan (the “2006 Plan”), subject to stockholder approval at the 2006 Annual Meeting of Stockholders. The Board of Directors is requesting that our stockholders approve the 2006 Plan because the Board believes the 2006 Plan is in our best interest and the interests of our stockholders. The following summary of certain features of the 2006 Plan is qualified in its entirety by reference to the actual text of the 2006 Plan, which is attached as Appendix A to this proxy statement.
      Description of the 2006 Plan. The 2006 Plan is an “omnibus” stock plan permitting a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units and other stock-based awards. Participants in the 2006 Plan may be granted any one of the equity awards or any combination of them, as determined by the Board or the Committee defined below. The following is a summary of the principal provisions of the 2006 Plan.
      Purpose of the 2006 Plan; Shares Available for Issuance. The purpose of the 2006 Plan is to provide a means whereby employees and directors develop a sense of proprietorship and personal involvement in our development and our financial success and to encourage them to devote their best efforts to our business, thereby advancing the interests of our stockholders. A further purpose of the Plan is to provide a means through which we may attract able individuals to become employees or serve as directors.
      We have reserved 1,200,000 shares of common stock for issuance under the 2006 Plan. As of May 2, 2006, there were 35,250,490 shares of our common stock outstanding.
      1999 Stock Option Plan. In addition to the shares available under the 2006 Plan, stock option grants and restricted stock awards may be made under the Mobile Mini, Inc. 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan will expire on August 17, 2009, which is the tenth anniversary of the date on which it was originally adopted by the Board of Directors. Under the 1999 Plan, the Compensation Committee of the Board of Directors may grant stock options and awards of restricted stock to our employees. The number of shares subject to outstanding options and the number of shares remaining available for future issuance as of December 31, 2005 under the 1999 Plan is set forth under the section titled “EQUITY COMPENSATION PLAN INFORMATION” in this proxy statement.
      Limits on Awards. A maximum of 1,200,000 shares of common stock may be issued and awarded under the 2006 Plan. The maximum number of shares of common stock that may be subject to stock awards granted to any one Participant (as defined below) during any single fiscal year period is 300,000. We may not issue fractional shares of common stock and will round down to the nearest whole share of common stock.
      We may, in our discretion, use shares of common stock held in the treasury or shares acquired in the public market in lieu of authorized but unissued shares. If any award shall terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of any common stock, is settled in cash in lieu of shares of common stock, or is exchanged with the Committee’s permission for awards not involving common stock, such common stock subject to the award shall be available again for grant under the 2006 Plan. Fractional shares of common stock will be rounded down to the nearest whole share of common stock.
      Administration. Our Board of Directors has delegated administration of the 2006 Plan to the Compensation Committee. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of The Nasdaq Stock Market, Inc. (including any successors, “Nasdaq”).
      The Committee will have such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2006 Plan. Subject to the express limitations of the 2006 Plan, the Committee will have authority in its discretion to determine the individuals to whom, and the time or times at which, awards may be granted, as well as the terms and provisions of individual awards, including without limitation:

•	the number of shares, units or other rights subject to each award;

•	the exercise, base or purchase price of an award (if any);

•	the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award;

•	the duration of the award; and

•	all other terms of the award.
      The Committee shall have full and exclusive discretionary power to interpret the terms and intent of the 2006 Plan and any award agreement or other agreement in connection with the 2006 Plan. The Committee shall also have the full and exclusive discretionary power to adopt such rules, regulations, forms, instruments, and guidelines for administering the 2006 Plan as the Committee may deem necessary or proper. The Committee may not designate such responsibilities to any such officer for awards to be granted to an officer, director or beneficial owner of more than 10% of our common stock.
      The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2006 Plan or any award agreement. Subject to anti-dilution adjustment provisions in the 2006 Plan, without the prior approval of our stockholders, neither the Committee nor the Board of Directors may amend the 2006 Plan or any award to:

•	increase the number of shares that may be issued under the 2006 Plan;

•	amend the maximum number of shares subject to awards that may be granted during a fiscal year;

•	withdraw the authority to administer the 2006 Plan from the Committee;

•	permit granting of stock options or stock appreciation rights at a price below the market value of our common stock on the date of the grant;

•	as more fully discussed below, reprice any outstanding option or stock appreciation right; or

•	make any other amendments or modifications which require stockholder approval under applicable law or the rules of Nasdaq.
      No termination or amendment of the 2006 Plan may be made without the consent of Participants whose awards would experience a material adverse effect.
      Eligibility. Any person, who is an employee of us or any of our subsidiaries or any director, is eligible to receive awards and become a participant under the 2006 Plan (a “Participant” or the “Participants”). There are approximately 1,730 individuals currently eligible to participate under the 2006 Plan.
      Types of Plan Awards. The 2006 Plan includes the following equity compensation awards: incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units, cash and stock-based awards, the material terms of each are described below.
      Stock Options. Stock options granted under the 2006 Plan may be either incentive stock options or nonqualified stock options. The award agreement for an option grant shall set forth the terms and provisions of the award, including the exercise price per share, the maximum duration of the option, the number of shares of common stock to which the option pertains, and the conditions upon which an option shall become vested and exercisable.
      The exercise price per share of an option may not be less than the fair market value of our common stock on the date of the grant. The Committee may in its discretion specify an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. If a Participant owns more than 10% of our total combined voting power, then the minimum exercise price for an incentive stock option will be 110% of the fair market value of our common stock on the date the option is granted. The exercise price is payable in cash, shares of our common stock previously owned or as otherwise permitted by the Committee, including, without limitation, through a cashless (broker-assisted) exercise.
      The Committee will determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years (or five years, in the case of a Participant who owns in excess of 10% of our total combined voting power) from the date the option is granted. Each Participant’s award agreement shall set forth the extent to which the Participant shall have the right to exercise the stock option following termination of the Participant’s employment with us and/or our subsidiary.
      Stock option awards are nontransferable, other than by will or by the laws of descent and distribution. However, in appropriate circumstances, and only if explicitly noted in the award agreement and permissible by law, the Committee may provide for transferability of stock options.
      Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive a payment based on the increase of the value of our common stock from the time the stock appreciation right is granted until the time it is exercised (or settled). The terms and conditions of an award will be set forth in an award agreement, except that payment may only be made in our common stock. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights will be exercisable or payable at such time or times and upon conditions as may be specified by the Committee in the award agreement, provided that the Committee may accelerate the exercisability or payment of a stock appreciation right at any time, including without limitation, in connection with a change of control or upon the death or disability of the Participant.
      A stock appreciation right may, but need not, be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/ stock appreciation right will entitle the holder to elect, as to all or any portion of the number of shares subject to such stock option/ stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder will have a base price per share equal to the per share exercise price of the stock option, which under the 2006 Plan shall not be less than 100 percent of the fair market value of the shares of our common stock on the date the right is granted, and will be vested and exercisable at the same time or times that a related stock option is vested and exercisable and will expire no later than the time at which the related stock option expires.
      A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Such product shall then be divided by the fair market value of the common stock on the date of exercise. The resulting number (rounded down to the next whole number) is the number of shares of common stock to be issued to the Participant upon exercise of a stock appreciation right.
      Payment of the amount determined under the foregoing may only be made in shares of our common stock valued at their fair market value on the date of exercise. Awards made under the 2006 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds. We intend to structure any awards under the 2006 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid the adverse tax consequences to Participants.

      Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Committee, stock appreciation rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
      Restricted Stock Awards. Restricted stock awards represent shares of our common stock granted subject to restrictions on transfer and vesting requirements as determined by the Committee. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Committee in the award agreement, provided that the Committee may accelerate the vesting of a restricted stock award at any time, including without limitation, in connection with a change of control or upon the death or disability of the Participant. Such vesting requirements may be based on the continued service of the Participant with us or our subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. Restricted Stock awards will be subject to a vesting period as determined by the Committee. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award will be forfeited and the shares of common stock subject to the award will be returned to us.
      Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided in the restricted stock award agreement or otherwise allowed by the Committee. Holders of restricted stock will have all other rights of a stockholder with respect to shares of common stock, including the right to vote the shares and receive any dividends paid on common stock.
      Performance Stock and Performance Units. The Committee may grant awards of performance stock or performance units to Participants in such amounts and upon such terms as the Committee shall determine. Each share of performance stock shall have an initial value equal to the fair market value of a share of common stock on the date of grant. Each performance unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance stock that will be paid out to the Participant.
      Once the performance stock or performance units vest, the Participant shall be entitled to receive payout of the value and number of performance stock or performance units earned by the Participant since the grant date, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee, in its sole discretion, may pay earned performance stock or performance units in the form of cash or in shares of common stock (or in a combination thereof) equal to the value of the earned performance stock or performance units at the close of the applicable vesting period, or as soon as practicable upon vesting. We intend to structure any performance stock or performance units to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid adverse tax consequences to Participants.
      Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Committee, performance units or performance stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Subject to the provisions of the 2006 Plan and the applicable award agreement, upon the issuance of our common stock under a performance stock or performance unit award, the Participant will have all rights of a stockholder with respect to the shares of common stock, including the right to vote the stock and the right to receive any dividends and other distributions paid or made with respect thereto.
      Cash- and Other Share-Based Awards. The Committee may grant cash-based awards to Participants in such amounts and upon such terms, including the achievement of performance goals, as the Committee may determine.
      The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2006 Plan (including the grant or offer for sale of unrestricted common stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such awards may involve the transfer of actual shares of common stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
      We intend to structure any cash-and other share-based awards to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid certain adverse tax consequences to Participants.
      Non-Employee Director Awards. Each year, effective August 1, non-employee directors may be granted an option to purchase 7,500 shares of common stock at 100% of the fair market value per share as of the date of the grant. The options shall vest and be non-forfeitable in the amount of 625 shares per month commencing on the last day of each month. If a non-employee director is first elected to the Board on a date between August 2 and July 31 of any year, such non-employee director shall (unless otherwise determined at the time by the Board) receive a pro-rated portion (determined by number of months to the next August 1st) of the automatic grant.
      Repricings. Other than in connection with a change in our capital structure, as discussed below, neither the Committee nor the Board of Directors shall have the authority to reprice any outstanding option or stock appreciation right without the prior approval of our stockholders. For purposes of the 2006 Plan, “repricing” includes lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted and canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for an option, a restricted stock award or other equity related award.
      Adjustments. In the event of a stock dividend, recapitalization, stock split, reverse stock split, spin-off, or other distribution of our stock or property, the Committee may, in its sole discretion, in order to prevent dilution or enlargement of a Participant’s rights under the 2006 Plan, substitute or adjust the number and kind of shares available for grant under the 2006 Plan, and subject to the various limitations set forth in the 2006 Plan, the number and kind of shares subject to outstanding awards under the 2006 Plan, and the exercise, settlement or grant price of awards. In addition, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any award under the 2006 Plan, including modifying the performance goals or changing the length of any vesting period, to reflect such an event.
      The impact of a merger or reorganization or other change of control on awards outstanding under the 2006 Plan shall be specified in the agreement relating to the award. Such agreement may provide for, among other things, acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms and conditions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of any outstanding award.
      Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2006 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the Internal Revenue Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.
      Term of 2006 Plan. The 2006 Plan will terminate on February 22, 2016, which is the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may, in its discretion and at any earlier date, terminate the 2006 Plan. Notwithstanding the foregoing, no termination of the 2006 Plan will have a material adverse effect on any award theretofore granted without the consent of the Participant or the permitted transferee of the award.
      Summary of Material Federal Income Tax Consequences of the 2006 Plan. The following is a brief summary of certain federal income tax consequences of participation in the 2006 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.
      Incentive Stock Options. No taxable income will be recognized by a Participant under the 2006 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of

(i) the fair market value of the stock on the date of exercise minus the exercise price; or

(ii) the amount realized on disposition minus the exercise price.
      If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.
      The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.
      Nonqualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a nonqualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is our employee is subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).
      Restricted Stock. If no election is made under Section 83(b) of the Internal Revenue Code and repurchase rights are retained by us, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s holding period for capital gains begins on the date the restrictions on the shares lapse. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an Internal Revenue Code Section 83(b) election is made not later than 30 days after the date of transfer, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant’s holding period for capital gains begins on the date of grant. The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the Participant then forfeits the restricted stock, the Participant may not deduct as a loss the amount previously included in gross income. We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the Participant with respect to shares of restricted stock.
      Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a stand alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the amount of such appreciation will be taxed as ordinary income at the time it is received. The ordinary income the Participant recognizes will be subject to employment taxes and income tax withholding by us. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, or if a stock appreciation right payable in stock (i) has a Stock appreciation right exercise price less than the fair market value of the underlying stock on date of grant, (ii) is payable in a form other than shares of our publicly traded stock, or (iii) has a compensation deferral feature other than deferral of income until the exercise of the right, then such right may subject a Participant to certain adverse tax consequences under Internal Revenue Code Section 409A, discussed below.
      We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.
      Stock Unit Awards. Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Internal Revenue Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.
      Performance Stock and Performance Unit Awards. Participants generally will not recognize taxable income upon the granting of performance-based awards. Instead, Participants will recognize as ordinary income, and we will have as a corresponding deduction, any cash delivered and the fair market value of any stock delivered in payment of an amount due under the performance-based award. The ordinary income the Participant recognizes will be subject to employment taxes and tax withholding by us. Upon selling any shares of stock received by a Participant in payment of an amount due under a performance-based award, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of stock and the Participant’s tax basis in the shares of stock.
      Other Stock-Based Awards. The tax consequences associated with any other stock-based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the award, the applicable holding period, the nature of any deferral feature, and the Participant’s tax basis.
      Cash Awards. Awards payable in cash are includible in the Participant’s gross income when paid and deductible by us when paid or accrued.
      Deferred Compensation. As noted above in the description of the 2006 Plan, any deferrals made under the 2006 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2006 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.
      Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be withheld from other compensation payable to the Participant or otherwise paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award.
      Non-United States Taxpayers. If a Participant is subject to the tax laws of any country other than the United States, the Participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the Plan.
      The foregoing statement is only a summary of the material federal income tax consequences of the Plan and is based on our understanding of present federal tax laws and regulations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MOBILE MINI, INC. 2006 EQUITY INCENTIVE PLAN.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm with respect to our financial statements for the year ending December 31, 2006. In taking this action, the Audit Committee considered Ernst & Young’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by a majority of the shares of common stock present or represented at the annual meeting, the Audit Committee will review its future selection of an independent registered public accounting firm.
The Board of Directors Recommends a Vote “FOR” Proposal 3.
Independent Registered Public Accounting Firm’s Fees and Services
      In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with Ernst & Young which set forth the terms by which Ernst & Young will perform audit services for us. That agreement is subject to alternative dispute resolution procedures, a mutual exclusion of punitive damages and various other provisions.
      As more fully described in the Audit Committee charter, all services to be provided by Ernst & Young are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services.
      The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2005 and 2004.

	2005	2004

Audit fees	$720,300	$783,300
Audit-related fees	-0-	24,700
Tax fees	70,600	45,200
All other fees	-0-	-0-

Total	$790,900	$853,200

      Audit fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.
      Audit-related fees. Audit-related services primarily consist of assistance with internal control documentation.
      Tax fees. This category consists of professional services rendered by Ernst & Young, primarily in connection with our tax compliance activities, including technical and tax advice related to the preparation of tax returns.
      The Audit Committee has considered whether the provision by Ernst & Young of the non-audit services described above is compatible with maintaining the independence of Ernst & Young. The Audit Committee believes that such non-audit services provided by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

      We expect that representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to any appropriate questions from stockholders.
EQUITY COMPENSATION PLAN INFORMATION
      We maintain the 1994 Stock Option Plan (the “1994 Plan”) and the 1999 Stock Option Plan (the “1999 Plan”) pursuant to which we may grant equity awards to eligible persons. The 1994 Plan expired in 2003 and no additional options may be granted thereunder; outstanding options continue to be subject to the terms of the 1994 Plan until their exercise or termination. The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by our stockholders and equity plans not approved by our stockholders.

Common shares
remaining available
for future issuance
	Common shares to be	Weighted-average	under equity
	issued upon exercise	exercise price of	compensation
	of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	shares reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by Mobile Mini stockholders(1)	2,963,984	$14.00	360,564
Equity compensation plans not approved by Mobile Mini stockholders	-0-	-0-	-0-

Totals	2,963,984	$14.00	360,564

(1)	Of these shares, options to purchase 169,200 shares were outstanding under the 1994 Plan, and options to purchase 2,794,784 shares were outstanding under the 1999 Plan.
      On April 24, 2006, the closing price of Mobile Mini’s common stock as reported by The Nasdaq Stock Market was $30.61.
OTHER MATTERS
      Our Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy card enclosed with this proxy statement to vote the shares they represent as the Board may recommend.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation we paid our Chief Executive Officer and each of our other most highly compensated executive officers as of the end of 2005 whose salary and bonus exceeded $100,000.
Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation				Securities
					Restricted	Underlying
				Other Annual	Stock	Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	Options(#)	Compensation(3)

Steven G. Bunger,	2005	$340,342	$391,396	$500	$785,349	—	$—
Chairman, Chief Executive	2004	324,135	372,755	500	—	100,000	—
Officer, President	2003	308,700	123,480	500	—	100,000	—
Lawrence Trachtenberg,	2005	$243,101	$279,569	$500	$628,251	—	$—
Chief Financial Officer,	2004	231,525	266,254	500	—	80,000	—
Executive Vice President,	2003	220,500	88,208	500	—	80,000	—
Secretary, Treasurer
Deborah K. Keeley,	2005	$119,821	$80,346	$500	$235,600	—	$5,000
Senior Vice President,	2004	111,819	62,421	500	—	30,000	2,500
Chief Accounting Officer	2003	103,351	26,203	500	—	15,000	2,500

(1)	Includes our contributions to the 401(k) retirement plan.

(2)	On December 16, 2005, the Compensation Committee awarded shares of restricted stock to certain of our employees, including the chief executive officer and the other named executive officers, under our 1999 Stock Option Plan. The restricted stock vests in five equal installments, with the first vesting occurring on the first anniversary of the grant date. Upon termination of the executive officer’s status as an employee during the five-year vesting period, restricted stock that at that time is subject to restrictions shall be forfeited and reacquired by us. If we pay a dividend in the future, holders of restricted stock are entitled to such dividend and holders may exercise voting rights on their shares of restricted stock. The amount shown in this column represents the dollar value of the grant of restricted stock based on the per share closing price of our common stock on the grant date ($23.56) after giving effect to a two-for-one stock split in the form of a 100 percent stock dividend payable on March 10, 2006, to stockholders of record as of the close of business on March 6, 2006.

The following table shows the number and market value of unvested restricted stock holdings as of December 31, 2005 after giving effect to the two-for-one stock split. The market value of the holdings in the table below is based on the per share closing price of our common stock on December 30, 2005 ($23.70), which was the last trading day of our 2005 fiscal year:

	Unvested Shares of Restricted	Market Value of Unvested Restricted
Name	Stock (# of shares)	Stock Holdings($)

Steven G. Bunger	33,334	$790,016
Lawrence Trachtenberg	26,666	631,984
Deborah K. Keeley	10,000	237,000

(3)	Payments under non-compete agreements with us.
Option Exercises and Year-End Values
      The following table sets forth certain information regarding the exercise and values of options held by the officers named in the Summary Compensation Table, as of December 31, 2005, after giving effect to the two-for-one stock split in the form of a 100 percent stock dividend payable on March 10, 2006, to stockholders of record as of the close of business on March 6, 2006. The table contains values for “in the money” options, meaning a positive spread between the year-end share price of $23.70 and the exercise price. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares Acquired		Options at December 31, 2005	December 31, 2005
Name	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Steven G. Bunger	130,000	$2,208,094	668,000/ 172,000	$7,595,460/$2,117,240
Lawrence Trachtenberg	80,000	$1,230,468	348,454/ 136,000	$3,543,631/$1,667,600
Deborah K. Keeley	26,000	$397,512	51,000/ 39,000	$580,440/$ 452,310

(1)	All the exercisable options were exercisable at a price less than the last reported sale price of our common stock on The Nasdaq Stock Market on December 30, 2005 ($23.70), which was the last trading day of our 2005 fiscal year.
Employment Agreements
      In September 1999, we entered into employment agreements with Steven G. Bunger and Lawrence Trachtenberg. Each agreement has a three year term, and the term automatically renews for additional one year periods unless either we or the employee gives notice of non-renewal. In 2005, Mr. Bunger’s base salary under his employment agreement was $340,342 and Mr. Trachtenberg’s was $243,101. The base salaries may be increased or decreased by the Board of Directors, but decreases are limited to 15% of the then-current base salary, unless greater decreases are in effect for other “key executives”, as defined in the employment agreements. Each employee is eligible to participate in our incentive bonus programs, which are administered by the Compensation Committee of the Board of Directors.
      Each employment agreement provides that we will make specified payments to the employee if either the employee’s employment is terminated involuntarily as determined under the agreement, for any reason other than cause (as defined in the employment agreement), or if there is a change of control (as defined in the employment agreement). In the event of any such involuntary termination, the employee would be entitled under the employment agreement to receive a termination payment equal to three times his base salary for the twelve month period preceding the date of termination, and we would have the right to pay that amount over an 18 month period. If within six months after a change in control either the employee is terminated or elects for any reason to terminate his employment, the employee would be entitled to be paid an amount equal to four times the greater of his annual base salary in effect the day before the change of control occurred and his annual base salary during the last twelve months preceding the change of control. This amount would be payable in a lump sum, unless Mobile Mini provided a letter of credit to the employee, in which event the amount could be paid over a period of up to 18 months. Any payment upon termination, however, will be limited to an amount which is less than the “parachute payment” threshold under section 280G of the Internal Revenue Code (currently, $1,000,000).
      Each employment agreement contains provisions restricting the employee’s disclosure and use of our confidential information, and providing that the employee will not compete with us during the 18 months following the termination of employment in connection with a change of control and during the three years following termination under any other circumstances.
      Although we have not entered into any long-term employment contracts with any of our other key employees, we have entered into numerous agreements with key employees which are terminable at will, with or without cause, including agreements with Deborah K. Keeley. Each agreement contains a covenant not to compete for a period of six months to two years after termination of employment and a covenant not to disclose confidential information of a proprietary nature to third parties.

      We had numerous bonus and incentive arrangements with several employees during 2005, including Steven G. Bunger, Lawrence Trachtenberg and Deborah K. Keeley. These agreements included an incentive program to provide financial awards for increases in profitability and based upon a subjective evaluation of performance. Compensation arrangements with Steven G. Bunger and Lawrence Trachtenberg are administered by the Compensation Committee of the Board of Directors.
COMPENSATION COMMITTEE INTERLOCKS
      Messrs. Marusiak, McConnell and Watts served as the members of the Compensation Committee during 2005. None of these directors was an executive officer or otherwise an employee of Mobile Mini before or during such service, and no executive officer of Mobile Mini served on any other company’s compensation committee.
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      Mobile Mini’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised only of independent directors as that term is defined in the rules of The Nasdaq Stock Market. As a part of its duties, the Compensation Committee reviews compensation levels and performance of our executive officers. The Compensation Committee also administers our short and long-term incentive programs, which include our stock option plans and our bonus plans for various executive officers.
      The following report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.
Compensation Philosophy
      Mobile Mini encourages each individual to enhance the value of Mobile Mini through his or her entrepreneurial efforts. As such, we position Mobile Mini’s base compensation levels for its executive officers consistent with the individual’s performance and skills and the competitive marketplace.
      Annual incentive payments are provided for achieving positive results that prepare Mobile Mini for strategic growth and continued financial strength. These results are usually expressed by reference to ranges of net earnings, revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) targets set by the Compensation Committee following review of management’s projected financial plan for the year. Annual incentives are designed to provide total cash compensation at competitive levels relative to a peer group of companies in the durable goods leasing industry as warranted by performance.
      Long-term incentives in the form of stock options and restricted stock are provided to align the interests of management and the interests of the stockholders, as well as reward members of management for ongoing implementation of Mobile Mini’s strategic planning objectives.
      In total, the three elements of Mobile Mini’s executive officer compensation program are designed to provide a competitive compensation program taking into account Mobile Mini’s financial performance relative to its expectations and the peer companies’ performance.
Compensation of the Chairman, the Chief Executive Officer and President
      Steven G. Bunger serves as our Chairman, Chief Executive Officer and President. During 2005, Mr. Bunger received base compensation of $340,342, an increase from the $324,135 base compensation received in 2004. In December 2005, the Committee reviewed base salaries of its executive officers, including Mr. Bunger. The Committee approved an adjustment of Mr. Bunger’s base salary by increasing his base salary to $357,359 for 2006, an increase of 5% over his 2005 base salary.

      In light of Mobile Mini’s 2005 financial performance, Mr. Bunger was awarded a cash incentive payment of $391,396 in 2005. The incentive payment was based upon the executive bonus plan, which the Committee approved in November 2004 and which provided for a bonus of up to 100% of base salary depending upon the achievement of specified earnings, revenue and EBITDA targets in 2005. In addition, the bonus plan provided for a bonus of up to 15% of base salary, with the amount determined by the Committee based upon its evaluation of such subjective factors as it deems appropriate. In connection with the bonus paid to Mr. Bunger in respect of 2005, the Committee evaluated Mr. Bunger’s contribution to Mobile Mini’s 2005 earnings before taxes, an increase in pro forma earnings per diluted share, increase in lease revenue, and other objective factors to which the committee attributed less weight. During 2005, income from operations before depreciation and amortization expense increased 31.3%, pro forma earnings per diluted share increased 51.0% and lease revenues increased 25.8% over the 2004 levels. These results were evaluated in light of several subjective factors, including: success in keeping the Company sharply focused on marketing and sales; management’s leadership in the Company’s strong orderly growth; management’s efforts in connection with modification of the Company’s revolving credit agreement and its preparation of a shelf registration to facilitate efficient raising of capital; maintaining stockholder support of management’s growth and capital objectives; effective outsourcing of certain manufacturing activities complementing the geographical growth of our operations; implementation of new computer systems; and implementation of numerous legal and regulatory requirements, including internal control over financial reporting implementation. Both the objective and subjective factors played a role in the committee’s deliberations regarding executive compensation, and no single factor predominated in respect of the committee’s evaluation of the performance levels.
      The Compensation Committee considers long-term incentives, typically in the form of stock options and shares of restricted stock, as an important component of Mobile Mini’s overall executive compensation program. In November 2005, the Committee enlisted an independent employee benefits consulting firm, Fox Lawson & Associates LLC, to assist the Committee in evaluating trends and practices of companies making first awards of shares of restricted stock to management level employees, including executive officers. Following its review of the consulting firm’s report, the Committee awarded shares of restricted common stock to Mr. Bunger and eight other members of Mobile Mini’s senior management. On December 22, 2005, Mr. Bunger received 33,334 shares of restricted stock after giving effect to the two-for-one stock split. In connection with this grant, the Compensation Committee considered Mr. Bunger’s position within Mobile Mini and his contributions to the continuing success of Mobile Mini.
Internal Revenue Code Section 162(m) Compliance
      Internal Revenue Code Section 162(m), enacted in 1993, limits the deductibility of non-performance based compensation in excess of $1 million for certain of Mobile Mini’s executive offices. The non-performance based compensation paid to Mobile Mini’s executive officers in 2005 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to Mobile Mini’s executive officers in 2006 will exceed the limit. Mobile Mini’s 1994 and 1999 stock option plans qualify as performance based compensation plans. As such, awards granted under the plans will not be subject to the $1 million limitation.
      Because it is not likely that the cash compensation payable to any of Mobile Mini’s executive officers will exceed the $1 million limitation in the foreseeable future, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Mobile Mini’s executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer approach $1 million.

Compensation Committee

Ronald J. Marusiak (Chair)
Stephen A McConnell
Michael L. Watts

STOCK PERFORMANCE GRAPH
      This graph compares our total stockholder returns to The Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s SmallCap 600 Index from December 31, 2000 to December 31, 2005. We are included in the Standard & Poor’s SmallCap 600 Index and believe it is relevant to include this measurement in our Performance Graph as a basis for comparison because this index includes companies that typically have a market capitalization between $300 million and $2 billion. The graph assumes that $100 was invested on December 31, 2000, and any dividends were reinvested on the date on which they were paid.
Total Return Performance

	Period Ended

	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Index	2000	2001	2002	2003	2004	2005

Mobile Mini, Inc.	100.00	170.09	68.13	85.74	143.65	206.09
Nasdaq Stock Market Index (U.S.)	100.00	79.32	54.84	81.99	89.23	91.12
Standard & Poor’s SmallCap 600	100.00	106.54	90.95	126.23	154.82	166.71

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth information as of April 14, 2006 with respect to the beneficial ownership of shares of our common stock by:

•	each of our directors, director nominees and named executive officers;

•	all of our named executive officers and directors as a group; and

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of common stock.
      Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of April 14, 2006 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of April 14, 2006 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
      The information included within the table includes beneficial ownership after giving effect to the two-for-one stock split.
      Unless otherwise noted, the address of each person named in the table is 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.

Name	Number	Percent

Directors and Executive Officers:
Steven G. Bunger(1)	1,116,483	3.1%
Jeffrey S. Goble(2)	3,750	*
Deborah K. Keeley(3)	78,015	*
Ronald J. Marusiak(4)	328,806	*
Stephen A McConnell(5)	126,750	*
Lawrence Trachtenberg(6)	450,841	1.3%
Michael L. Watts(7)	12,500	*
All directors and executive officers as a group (7 persons)(8)	2,117,145	5.8%
5% Holders:
T. Rowe Price Associates, Inc.(9)	2,433,368	6.9%
TimesSquare Capital Management, LLC(10)	2,329,178	6.6%

*	Less than 1%.

(1)	Includes 104,000 shares owned by Bunger Holdings, L.L.C.; 218,590 shares owned by REB/ BMB Family Limited Partnership; 6,559 shares of common stock held indirectly in the Mobile Mini 401(K) plan; 724,000 shares subject to exercisable options; and 33,334 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date).

(2)	Includes 3,750 shares subject to exercisable options.

(3)	Includes 5,015 shares of common stock held indirectly in the Mobile Mini 401(K) plan; 63,000 shares subject to exercisable options and 10,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date).

(4)	Includes 132,000 shares held by a Profit Sharing Plan and Trust of which Mr. Marusiak is Trustee and Plan Administrator. Mr. Marusiak disclaims any beneficial ownership of these shares. Also includes

26,800 shares held by Mr. Marusiak’s children, 45,506 shares held by Mr. Marusiak and his wife, and 124,500 shares subject to exercisable options.

(5)	Includes 39,250 shares of common stock held directly and 87,500 shares subject to exercisable options.

(6)	Includes 21,000 shares of common stock held directly, 4,030 shares of common stock held indirectly, 6,691 shares of common stock held indirectly in the Mobile Mini 401(K) plan, 392,454 shares subject to exercisable options and 26,666 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date).

(7)	Includes 12,500 shares of common stock subject to exercisable options.

(8)	Includes 639,441 shares of common stock; 1,407,704 shares subject to exercisable options and 70,000 shares of restricted stock which are forfeitable until vested (shares of restricted stock vest in equal annual installments on the anniversary of the award date).

(9)	Based solely on the information provided in Amendment No. 7 to Schedule 13G jointly filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. (collectively the “Reporting Persons”) with the Securities and Exchange Commission dated February 14, 2006. Of the 2,433,368 shares, T. Rowe Price Associates, Inc. has sole voting power with respect to 428,600 shares and sole dispositive power with respect to 2,433,368 shares, and T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 1,984,768 shares. Each of the Reporting Persons is an Investment Adviser registered under the Investment Advisers Act of 1940 and an Investment Company registered under Section 8 of the Investment Company Act of 1940 and, as such, has beneficial ownership of the shares through the investment discretion it exercises over its clients’ accounts. In each instance, the Reporting Persons’ clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client’s holdings of the shares are more than five percent of Mobile Mini’s outstanding shares of common stock. The business address for the Reporting Persons is 100 E. Pratt Street, Baltimore, Maryland 21202.

(10)	Based solely on the information provided in Amendment No. 3 to Schedule 13G filed by TimesSquare Capital Management, LLC (“TimesSquare”) with the Securities and Exchange Commission dated February 10, 2006. Of the 2,329,178 shares, TimesSquare has sole dispositive power over 2,329,178 and sole voting power with respect to 2,102,778. TimesSquare is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 and, in its role as investment advisor, has shared voting and investment power with respect to the 2,329,178 shares. TimesSquare’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client’s holdings of the shares are more than five percent of Mobile Mini’s outstanding shares of common stock. The business address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, NY 10036.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in Mobile Mini shares with the Securities and Exchange Commission. Based on a review of reports filed by our directors, executive officers and beneficial holders of ten percent (10%) or more of our shares, and based upon representations from those persons, all stock ownership reports required to be filed by those reporting persons during 2005 were timely made.
RELATED PARTY TRANSACTION
      When we were a private company prior to 1994, we leased some of our properties from entities controlled by our founder, Richard E. Bunger, and his family members. These related party leases remain in effect. We lease a portion of the property comprising our Phoenix location and the property comprising our Tucson location from entities owned by Steven G. Bunger and his siblings. Steven G. Bunger is our President and Chief Executive Officer and has served as our Chairman of the Board since February 2001. Annual lease payments under these leases totaled approximately $84,000 and $91,000 in 2004 and 2005, respectively. In 2003, the term of each of these leases was extended for five years, under the same terms and conditions, and expires on December 31, 2008. Mobile Mini leases its Rialto, California facility from Mobile Mini Systems, Inc., a corporation wholly owned by Barbara M. Bunger, the mother of Steven G. Bunger. Annual lease payments in 2004 and 2005 under this lease were approximately $261,000 and $267,000, respectively. The Rialto lease expires on April 1, 2016. Management believes that the rental rates reflect the fair market rental value of these properties.
      We previously obtained the services of SkilQuest, Inc., a company engaged in sales and management support programs. SkilQuest, Inc. is owned by Carolyn A. Clawson, a former member of our Board of Directors and sister to Steven G. Bunger. Mobile Mini made aggregate payments of approximately $188,000 and $20,000 to SkilQuest, Inc. in 2004 and 2005, respectively, which we believed represented the fair market value for the services performed.
      It is our intention not to enter into any additional related party transactions other than extension of lease agreements on terms no less favorable to us than are available from unrelated parties. The Audit Committee of the Board of Directors and the Board of Directors has reviewed the terms of each of the transactions described above, and approved the related party transaction because such transaction is on terms no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties.
SUBMISSION OF STOCKHOLDER PROPOSALS
      From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We intend to hold our year 2007 annual meeting during June 2007. We must receive proposals for our 2007 annual meeting no later than January 13, 2007, for possible inclusion in the proxy statement, or between March 1 and March 31, 2007, for possible consideration at the meeting. Direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this proxy statement.
ANNUAL REPORT
      Our 2005 Annual Report to stockholders has been mailed to stockholders concurrently with the mailing of this proxy statement, but is not incorporated into this proxy statement and is not to be considered to be a part of our proxy solicitation materials.
      Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this proxy statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth on the first page of this proxy statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
      Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our Annual Report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the Annual Report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our investor relations firm at The Equity Group, Inc., 800 Third Avenue, 36th Floor, New York, New York 10022, telephone (212) 836-9609.
Tempe, Arizona
Dated: May 12, 2006

APPENDIX A
Mobile Mini, Inc.
2006 Equity Incentive Plan
ARTICLE 1.     ESTABLISHMENT, PURPOSE, AND DURATION
      1.1     Establishment. Mobile Mini, Inc., a Delaware corporation (the “Company”), establishes an equity incentive compensation plan to be known as the 2006 Equity Incentive Plan (the “Plan”), as set forth in this document.
      The Plan permits the grant of Cash-Based Awards, Nonqualified Options,Incentive Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock-Based Awards.
      The Plan shall become effective upon adoption by the Board on February 22, 2006 (the “Effective Date”), subject, however, to its further approval by the shareholders of the Company on or before February 22, 2007, and shall remain in effect as provided in Section 1.3 hereof.
      1.2     Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees and Directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or nonstatutory stock options, as determined by the Committee at the time of grant.
      1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.
ARTICLE 2.     DEFINITIONS
      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
      2.1     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
      2.2     “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.1.
      2.3     “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Options, Incentive Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
      2.4     “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.
      2.5     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
      2.6     “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.7     “Cash-Based Award” means an Award granted to a Participant as described in Article 10.
      2.8     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
      2.9     “Committee” means the committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of the Nasdaq Stock Market, Inc. (including any successors, “NASDAQ”).
      2.10     “Company” means Mobile Mini, Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.
      2.11     “Common Stock” or “Stock” shall mean the Company’s common stock, par value $.01 per share.
      2.12     “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the Treasury Regulations promulgated under Code Section 162(m), or any successor statute.
      2.13     “Director” means any individual who is a member of the Board of Directors of the Company.
      2.14     “Effective Date” has the meaning set forth in Section 1.1.
      2.15     “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.
      2.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
      2.17     “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of the Common Stock reported on the NASDAQ or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Common Stock is quoted or traded on the Nasdaq Stock Market, Inc.’s National Market System (or a successor thereto) at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be the closing price of the Common Stock as reported by the Nasdaq Stock Market on the date of determination. In the event the Common Stock is not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
      2.18     “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Stock.
      2.19     “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
      2.20     “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
      2.21     “Incentive Option” or “ISO” means an Option to purchase Stock granted under Article 6 to an Employee and that is designated as an Incentive Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
      2.22     “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

      2.23     “Nonemployee Director” means a Director who is not an Employee.
      2.24     “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
      2.25     “Nonqualified Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.
      2.26     “Option” means an Incentive Option or a Nonqualified Option, as described in Article 6.
      2.27     “Option Price” means the price at which Stock may be purchased by a Participant pursuant to an Option.
      2.28     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
      2.29     “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
      2.30     “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable Treasury Regulations thereunder for certain performance-based compensation paid to Covered Employees.
      2.31     “Performance Measures” means (i) those measures described in Section 11.3 hereof on which the performance goals are based, or (ii) such other measures that have been approved by the Company’s shareholders as contemplated by Article 11 of this Plan in order to qualify Awards as Performance-Based Compensation.
      2.32     “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
      2.33     “Performance Stock” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Common Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
      2.34     “Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
      2.35     “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
      2.36     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
      2.37     “Plan” means this 2006 Equity Incentive Plan, as it may hereinafter be amended or restated.
      2.38     “Plan Year” means the Company’s fiscal year as may be in effect from time to time. The Company’s current fiscal year is the twelve-month period beginning on January 1st of a particular year and ending on December 31st of such year.
      2.39     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
      2.40     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
      2.41     “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

      2.42     “Subsidiary” means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.
      2.43     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).
      2.44     “Treasury Regulations” means the regulations promulgated under the Code.
      2.45     “Withholding Taxes” means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.
ARTICLE 3.     ADMINISTRATION
      3.1     General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
      3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
      3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, the Committee may not delegate to any officer the ability to take any action or make any determination regarding issues arising out of Code Section 162(m).
      3.4     Authority to Reprice. Other than in connection with a change in the Company’s capital structure (as described in Section 4.2 of this Plan), neither the Committee nor the Board shall have the authority to reprice any outstanding Option or SAR without the prior approval of the Company’s shareholders. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or the grant price of a SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another Option, a Restricted Stock Award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure (as described in Section 4.2 of this Plan).

ARTICLE 4.     STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS
      4.1     Number of Shares of Stock Available for Awards. One Million Two Hundred Thousand (1,200,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. This number of shares shall not be adjusted by reason of the two-for-one stock split by the Board of Directors on February 22, 2006 to be effected in the from of a 100% stock dividend (the “2006 Stock Split”). The maximum number of shares of Stock subject to Awards which may be granted during a Plan Year to a single Participant shall be Three Hundred Thousand (300,000) (the “Annual Award Limit”). The Company may, in its discretion, use shares held in the treasury or shares acquired in the public market in lieu of authorized but unissued shares. If any Award shall terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Stock, is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission for Awards not involving Stock, such Stock subject to the award shall be available again for grant under the Plan. No fractional shares of Stock may be issued under the Plan. Fractional shares of Stock will be rounded down to the nearest whole share of Stock.
      4.2     Adjustments in Authorized Stock. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split (excluding the 2006 Stock Split), reverse stock split, split-up, spin-off, or other distribution of stock or property of the Company, combination of Common Stock, exchange of Common Stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
      The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
      Subject to the provisions of Article 17, without affecting the number of shares of Common Stock reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a “Reorganization”) upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code and the provisions of Section 409A of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award.
ARTICLE 5.     ELIGIBILITY AND PARTICIPATION
      5.1     Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
      5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6.     OPTIONS
      6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury Regulations thereunder).
      6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
      6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on 100% of the FMV of the Stock on the date of grant or (ii) set at a premium to the FMV of the Stock on the date of grant.
      6.4     Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Options (other than ISOs) granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten years.
      6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
      6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for the Common Stock.
      A condition of the issuance of the Common Stock as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Common Stock having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.
      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
      6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Common Stock acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Common Stock is then listed and/or traded, or under any blue sky or state securities laws applicable to such Common Stock.
      6.8     Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award

Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
      6.9     Transferability of Options.
      (a) Incentive Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.
      (b) Nonqualified Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
      6.10     Notification of Disqualifying Disposition. If any Participant shall make any disposition of Common Stock issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.
      6.11     Special ISO Rules for 10% Shareholders. If any Participant to whom an ISO is to be granted is, on the date of grant, the owner of Common Stock (determined using applicable attribution rules) possessing more than 10% of the total combined voting power of all classes of equity securities of his or her employer (or of its parent or subsidiary), then the following special provisions will apply to the ISO granted to that Participant:

(a) The Option Price per share of Common Stock of the ISO will not be less than 110% of the Fair Market Value of the Shares underlying such ISO on the date of grant; and

(b) The ISO will not have a term in excess of 5 years from the date of grant.
      6.12     Automatic Grants to Non-Employee Directors. Effective August 1, 2006 and on each August 1 thereafter throughout the term of this Plan, each member of the Board who is not an employee of the Company (a “non-employee director”), may be granted an Option to purchase 7,500 shares of Stock at 100% of the Fair Market Value per share as of the date of such grant. Such Option shall vest and be non-forfeitable in the amount of 625 shares per month commencing on August 31 in the year of grant and in the amount of 625 shares on the last day of each month thereafter; provided the person receiving such option remains a member of the Board. If, after August 1, 2005, a non-employee director is first elected to the Board on a date between August 2 and July 31, such non-employee director shall (unless otherwise determined at the time by the Board) be granted an Option to purchase (at the exercise price stated above) that number of shares of Stock as shall equal the product of 625 times the number of whole calendar months from the date of such election through the next July 31. Such Option shall vest and be non-forfeitable in the amount of 625 shares per month commencing on the last day of the first whole month following the date of such election (such that the grant shall be fully vested by the July 31 next following the date of such election). Any Option granted under this Section 6.12 shall (A) be exercisable immediately in whole or in part upon the vesting thereof, provided that at least six (6) months shall have elapsed between the date of grant the date of exercise (B) if not otherwise forfeited or terminated hereunder, expire if not exercised prior to 5:00 p.m. Mountain Standard Time on the day preceding the tenth anniversary of the effective date of grant of such Option and (C) be subject to all terms and provisions of this Plan. In the event a non-employee director is elected prior to the effective date of the 2006 Stock Split and is granted an Option hereunder prior to the effective date of the

2006 Stock Split, the number off shares of Stock subject to such Option shall not be adjusted as a result of the 2006 Stock Split, but the grant date exercise price per share of such Option shall be fairly adjusted as of the effective date of the 2006 Stock Split by multiplying such exercise price times fifty percent.
ARTICLE 7.     SHARE APPRECIATION RIGHTS
      7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Notwithstanding the foregoing, SARs may be granted only if shares of Common Stock are traded on an established securities market at the date of grant.
      Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on 100% of the FMV of the Common Stock on the date of grant or (ii) set at a premium to the FMV of the Common Stock on the date of grant.
      7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
      7.3     Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.
      7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
      7.5     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Common Stock for which its related Option is then exercisable.
      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the ISO followed by an immediate sale of the underlying share of Common Stock, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Common Stock subject to the ISO exceeds the Option Price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.
      7.6     Payment of SAR Amount. SARs granted under this Plan shall be payable only in Common Stock. Upon the exercise of a SAR, a Participant shall be entitled to receive from the Company such number of shares of Common Stock determined by multiplying:

(a) The excess of the Fair Market Value of the Common Stock on the date of exercise over the Grant Price; by

(b) The number of shares of Common Stock with respect to which the SAR is exercised.

      Such product shall then be divided by the Fair Market Value of the Common Stock on the date of exercise. The resulting number (rounded down to the next whole number) is the number of shares of Common Stock to be issued to the Participant upon exercise of an SAR.
      7.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
      7.8     Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
      7.9     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any share of Common Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Common Stock received upon exercise of a SAR for a specified period of time.
ARTICLE 8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares of Common Stock are actually awarded to the Participant on the date of grant.
      8.2     Restricted Stock or Restricted Stock Units Agreement. Each Restricted Stock and/or Restricted Stock Units grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Notwithstanding anything in this Article 8 to the contrary, delivery of the Common Stock pursuant to an Award of Restricted Stock Units (or an Award of Restricted Stock) shall be made no later than 2 1/2  months after the close of the Company’s first taxable year in which such Common Stock is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).
      8.3     Transferability. Except as provided in this Plan or an Award Agreement, the Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.
      8.4     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Unit granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Common Stock is listed or traded, or holding requirements or sale restrictions placed on the Common Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Unit.
      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Restricted Stock has been satisfied or has lapsed.
      Except as otherwise provided in this Article 8, Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Restricted Stock has been satisfied or has lapsed (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock as the Committee, in its sole discretion shall determine.
      8.5     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Mobile Mini, Inc. 2006 Equity Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Mobile Mini, Inc.”
      8.6     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares of Common Stock during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Unit granted hereunder.
      8.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
      8.8     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company and the Internal Revenue Service, as well as file such election with the Participant’s federal income tax return.
ARTICLE 9.     PERFORMANCE UNITS/PERFORMANCE STOCK
      9.1     Grant of Performance Units/Performance Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Stock to Participants in such amounts and upon such terms as the Committee shall determine.
      9.2     Value of Performance Units/Performance Stock. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each share of Performance Stock shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Stock that will be paid out to the Participant.
      9.3     Earning of Performance Units/ Performance Stock. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Stock shall be entitled to receive payout of the value and number of Performance Units/ Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
      9.4     Form and Timing of Payment of Performance Units/ Performance Stock. Payment of earned Performance Units/ Performance Stock shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Stock in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Stock at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding anything in this Article 9 to the contrary, delivery of Common Stock, cash or other property pursuant to an Award of Performance Units/ Performance Stock shall be made no later than 2 1/2  months after the close of the Company’s first taxable year in which delivery of such Common Stock, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).
      9.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Stock following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
      9.6     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.
ARTICLE 10.     CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS
      10.1     Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.
      10.2     Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
      10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
      10.4     Payment of Cash-Based Awards and Other Share-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Common Stock as the Committee determines. Notwithstanding anything in this Article 10 to the contrary, delivery of Common Stock, cash or other property pursuant to a Cash-Based Award or Other Stock-Based Award shall be made no later than 2 1/2  months after the close of the Company’s first taxable year in which delivery of such Common Stock, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).
      10.5     Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
      10.6     Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
ARTICLE 11.     PERFORMANCE MEASURES
      11.1     General.
      (a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Compensation and thus are exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).
      (b) Awards intended to qualify as Performance-Based Compensation may be granted to Participants who are or may be Covered Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.
      (c) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.
      11.2     Other Awards. Either the granting or vesting of Awards intended to qualify as Performance-Based Compensation (other than Options and SARs) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 11.3 below. With respect to such Performance-Based Compensation:

(a) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(b) no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(c) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

      11.3     Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales growth;

(d) Leasing revenues;

(e) Internal growth rate;

(f) Compound annual growth rate;

(g) Net operating profit;

(h) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(i) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(j) Earnings before or after taxes, interest, depreciation, and/or amortization;

(k) Gross or operating margins;

(l) Productivity ratios; and

(m) Stock price (including, but not limited to, growth measures and total shareholder return).
      Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (m) above as compared to various stock market indices.
      11.4     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      11.5     Adjustment of Performance-Based Compensation. Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
      11.6     Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.3.
ARTICLE 12.     NONEMPLOYEE DIRECTOR AWARDS
      Any Awards to Nonemployee Directors, other than the automatic awarding of Options pursuant to Section 6.12, shall be determined by the Board. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.
ARTICLE 13.     DIVIDEND EQUIVALENTS
      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (but subject to the provisions of Section 409A of the Code, if applicable).
ARTICLE 14.     BENEFICIARY DESIGNATION
      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 15.     RIGHTS OF PARTICIPANTS
      15.1     Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.
      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
      15.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
      15.3     Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares covered of Common Stock by any Award until the Participant becomes the record holder of such Common Stock.

ARTICLE 16.     CHANGE OF CONTROL
      In addition to the terms and conditions of this Plan, one or more Awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such Awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of such Awards.
ARTICLE 17.     AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION
      17.1     Amendment, Modification, Suspension, and Termination. Subject to Sections 3.4 and 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part. Further, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
      17.2     Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
      17.3     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
ARTICLE 18.     WITHHOLDING
      The Company shall have the right to withhold from a Participant (or a permitted assignee thereof), or otherwise require such Participant or assignee to pay, any Withholding Taxes arising as a result of the grant of any Award, exercise of an Option or SAR, lapse of restrictions with respect to Restricted Stock or Restricted Stock Units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the Participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Common Stock or other payments then issuable to the Participant (or permitted assignee) pursuant to any Award, or (ii) to tender other shares of Common Stock to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the shares of Common Stock that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.
ARTICLE 19.     SUCCESSORS
      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 20.     GENERAL PROVISIONS
      20.1     Forfeiture Events.
      (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
      (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
      20.2     Legend. The certificates for Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Common Stock.
      20.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
      20.4     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      20.5     Requirements of Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      20.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Common Stock issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
      20.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority shall not have been obtained.
      20.8     Investment Representations. The Committee may require any individual receiving Common Stock pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Common Stock for investment and without any present intention to sell or distribute such Common Stock.

      20.9     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
      20.10     Uncertificated Stock. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
      20.11     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
      20.12     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.
      20.13     Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
      20.14     Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
      20.15     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
      20.16     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Arizona, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
      20.17     Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.
      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      20.18     Amendment to Comply with Applicable Law. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.

proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2006
The undersigned appoints Steven G. Bunger and Lawrence Trachtenberg, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of MOBILE MINI, INC. (“Mobile Mini”), to be held on June 28, 2006, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of Mobile Mini, Inc. held of record by the undersigned on May 2, 2006.
IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

See reverse for voting instructions.

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Please Mark Your Votes In The Following Manner, Using Dark Ink Only: ☒

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of Directors:	01 Steven A. McConnell	02 Jeffrey S. Goble		☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
The Board of Directors Recommends a Vote FOR Item 2.
2. Approve the Mobile Mini, Inc. 2006 Equity Incentive Plan.			For ☐	Against ☐	Abstain ☐
The Board of Directors Recommends a Vote FOR Item 3.
3. Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.			For ☐	Against ☐	Abstain ☐

At the proxies' discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box ☐		Indicate changes below:
Date

Signature(s) in Box
This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

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